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                                  NSAR ITEM 77O

                                 VKAC Pace Fund
                               10f-3 Transactions

  Underwriting #          Underwriting             Purchased From         Amount of shares           % of          Date of
                                                                             Purchased            Underwriting     Purchase


         1              Duane Reade Inc.        Donaldson, Lufkin &          100,000                 1.374%       02/10/98
                                                      Jenrette
         2             St. Joe Corporation             Invest                 41,000                 0.342%       02/10/98
         3             St. Joe Corporation       Everen Securities            19,000                 0.158%       02/10/98
         4             St. Joe Corporation         Merrill Lynch             198,300                 1.653%       02/10/98
         5             St. Joe Corporation         Raymond James             130,000                 1.083%       02/10/98
         6             St. Joe Corporation        Robert W. Baird             36,100                 0.301%       02/10/98
         7                   Alstom                 First Boston             441,100                 0.404%       06/22/98
         8                 Rhodia ADS             Societe Generale            71,600                 0.651%       06/25/98
         9           Republic Services, Inc.       S.C. Bernstein            141,700                 0.278%       06/30/98



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Other Firms participating in Underwriting:


Underwriting for #1

Goldman, Sachs & Co.
Smith Barney Inc.
ABN AMRO Incorporated
BancAmerica Robertson Stephens
Bear, Stearns & Co. Inc.
BT Alex.Brown Incorporated
CIBC Oppenheimer Corp.
A.G. Edwards & Sons, Inc.
Furman Selz LLC
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Arnhold and S. Bleichroeder, Inc.
Robert W. Baird & Co. Incorporated
William Blair & Company LLC
Balckford Securities Corporation
Chatsworth Securities, LLC
Everen Securities, Inc.
Fahnestock & Co., Inc.
Gruntal & Co., LLC
Janney Montgomery Scott Inc.
Johnston, Lemon & Co. Incorporated
Edward D. Jones & Co., LP
C.L. King & Associates, Inc.
Ladenburg Thalmann & Co. Inc.
Laidlaw Global Securities, Inc.
Legg Mason Wood Walker, Incorporated
McDonald & Company Securities, Inc.
Needham & Company, Inc.
Ormes Capital Markets, Inc.
Parker/Hunter Incorporated
Pennsylvania Merchant Group Ltd
Underwriting for #1 (con't)

Ragen Mackenzie Incorporated
Raymond James & Associates, Inc.
Redwine & Company Inc.
The Robinson-Humphrey Company, LLC
Sanders Morris Mundy Inc.
Sands Brothers & Co., Ltd.
Scott & Stringfellow, Inc.

Underwriting for #2, 3, 4, 5 & 6

Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
BT Alex.Brown Incorporated
A.G. Edwards & Sons, Inc.
Janney Montgomery Scott Inc.
Edward D. Jones & Co., LP
Laidlaw Global Securities, Inc.
Legg Mason Wood Walker, Incorporated
Prudential Securities Incorporated
Smith Barney Inc.
Value Investment Partners, Inc.
Wasserstein Perella Securities, Inc.

Underwriting for #7

Goldman Sachs International
Societe Generale
Morgan Stanely & Co. International Limited
Banque Nationale de Paris
Credit Agricole Indosuez
HSBC Investment Bank plc
Swiss Bank Corporation
ABN AMRO Rothschild
Banca Commerciale Italiana Spa
Cazenove & Co.
CDC Marches
Credit Lyonnais Securities
Deutsche Bank AG London
Underwriting for #7 (con't)

Generale Bank
Lehman Brothers International (Europe)
Merrill Lynch International

Underwriting for #8

Swiss Bank Corporation, acting through its division, SBC Warburg Dillon Read Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Interational
Bear, Stearns International Limited
BT Alex. Brown International
Credit Suisse First Boston (Europe) Limited
Goldman Sachs International
Paribas
Credit Agricole Indosuez
Banque Nationale de Paris
Credit Lyonnais
Credit Commercial de France
ABN AMRO Rothschild
Dresdner Kleinwort Benson
Nomura International plc

Underwriting for #9

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Deutsche Bank Securities Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Allen & Company Incorporated
ABN AMRO Incorporated
BT Alex.Brown Incorporated
BancAmerica Robertson  Stephens
Bear, Stearns & Co. Inc.
Blaylock & Partners, LP
Chatfield Dean & Company
CIBC Oppenheimer Corp.
Cleary Gull Reiland & McDevitt Inc.
First Analysis Securities Corporation
Fox-Pitt, Kelton Inc.
Underwriting for #9 (con't)

Furman Selz LLC
Gabelli & Company, Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
NationsBanc Montgomery Securities LLC
Neuberger & Berman, LLC
PaineWebber Incorporated
Raymond James & Associates, Inc.
Smith Barney Inc.
Utendahl Capital Partners, LP
Wheat First Securities, Inc.